                                                                    Exhibit 99.1

OFFICEMAX, INC.

      Headquarters: 3605 Warrensville Center Rd., Shaker Heights, OH 44122-5203 Mailing Address: P.O. Box 228070, Cleveland, OH 44122-8070


NEWS RELEASE          FOR IMMEDIATE RELEASE
                      For inquiries:
                      Investors                     Media
                      Michael Weisbarth             Steve Baisden
                      Senior Vice President,        Manager, Investor &
                      Treasurer                     Public Relations
                      (216) 471-6698                (216) 471-3441
                      investor@officemax.com

OFFICEMAX REPORTS THIRD QUARTER AND NINE MONTHS OPERATING RESULTS

SAME-STORE SALES UP THREE PERCENT WITH FOUR PERCENT LESS INVENTORY, AS PROMOTIONAL ACTIVITIES ARE RATCHETED DOWN IN THE LAST MONTH OF THE QUARTER;

NET INCOME UP 46 PERCENT VERSUS 3Q LAST YEAR, INCLUDING COSTS ASSOCIATED WITH PENDING BUSINESS COMBINATION WITH BOISE CASCADE CORPORATION; AND

COMPANY ENDS QUARTER WITH CASH OF $143 MILLION, NO SHORT-TERM BORROWINGS, A $122 MILLION IMPROVEMENT IN CASH, NET OF SHORT-TERM DEBT, OVER LAST YEAR

CLEVELAND - Nov. 13, 2003 - OfficeMax, Inc. (NYSE: OMX) today reported operating results for its third quarter and nine months ended Oct. 25, 2003. The Company said its domestic same-store sales for the third quarter climbed three percent on top of a strong eight percent increase for the same period a year ago. OfficeMax said its comparable-store sales results reflect a ratcheting down of its originally planned promotional activities during the last month of the quarter, which, in part, was a result of preparations for the completion of its business combination with Boise Cascade Corporation (NYSE: BCC) as previously announced on July 14, 2003. In the third quarter, consolidated sales, including the Company's Mexico and U.S. operations, rose to $1.29 billion, up two percent, compared to $1.26 billion last year. Consolidated same-store sales increased three percent. Same-store sales for OfficeMax's Mexico segment increased four percent in local currency, but declined five percent after currency conversion as a result of year-over-year devaluation in the Mexican peso against the U.S. dollar.

Michael Feuer, OfficeMax's chairman and chief executive officer, said, "We are very pleased with our third quarter results as we achieved same-store sales gains in each of our major merchandise categories: technology; furniture; and supplies; up against robust gains last year. We are particularly pleased this sales gain was accomplished while enhancing gross margins, moderating our marketing efforts and at the same time reducing inventory levels by $42 million on a year-over-year basis. The positive same-store sales increase was also realized despite some temporary sales disruption due to 38 store remodels completed during the quarter and negative impacts of the August 2003 major power blackout in the Northeast and Midwest, affecting 124 stores, and Hurricane Isabel which disrupted business at 35 stores.

Mr. Feuer also noted that the prior quarter's remodeling activity completed the Company's previously announced program to remodel approximately 250 stores this year, and positions OfficeMax well for its fourth quarter holiday and January back-to-business selling seasons.

EARNINGS INCREASE 46 PERCENT OVER LAST YEAR ON A GAAP BASIS
On a Generally Accepted Accounting Principles (GAAP) basis, which excludes a net tax effect, OfficeMax said it posted a 46 percent increase in net income to $24.1 million, or 18 cents per diluted share, compared to net income of $16.5 million, or 13 cents per diluted share, for its third quarter last year. The Company said this year's results include various deal costs incurred as a result of its pending business combination with Boise. In addition, the third quarter diluted earnings per share calculation includes an 8.3 million increase in the number of shares outstanding from the previous quarter and 7.9 million shares from the same period a year ago. This increase predominantly reflects the dilutive effect of stock options that have recently become "in the money," as OfficeMax's average stock price increased 45 percent for its third quarter over its second quarter and more than doubled over the same period a year ago.

The Company stated that its GAAP results do not reflect a normalized tax provision or benefit because of the required accounting treatment of the Company's deferred tax assets and related valuation allowance. Assuming an estimated tax rate of approximately 40 percent, which is how Wall Street analysts typically evaluate the Company's year-over-year performance, and including an estimated two cents per share after-tax impact from costs associated with its business combination with Boise, OfficeMax said it

                                    - more -

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PAGE 2 OF 6
OFFICEMAX, INC.
3Q03 OPERATING RESULTS
NOV. 13, 2003

would have increased its net income to approximately $14.6 million, or 11 cents per share. These results represent a $4.6 million improvement over last year's third quarter net income which, assuming the same tax rate, was approximately $10.0 million, or eight cents per diluted share. Mr. Feuer noted that excluding costs associated with its business combination with Boise, OfficeMax's third quarter results were in line with the current Wall Street analysts' consensus estimate.

CONTINUED IMPROVEMENTS IN WORKING CAPITAL
OfficeMax reported that it ended its third quarter with cash of $143 million and no short-term borrowings, which represents a $122 million improvement in cash, net of short-term debt, over last year's level of $21 million. Total inventory was down $42 million to $936 million from $978 million at the end of the same period last year.

NINE MONTHS OPERATING RESULTS SHOW SIGNIFICANT IMPROVEMENT
Domestic same-store sales for the nine months increased four percent. Consolidated sales for the first nine months of this year increased three percent to $3.56 billion, compared to $3.44 billion last year. On a GAAP basis, OfficeMax posted net income for nine months of $7.1 million, or six cents per diluted share. This compares to net income of $46.7 million, or 37 cents per diluted share, for the same period a year ago which includes a $57.5 million, or 46 cents per share, benefit from a cash tax refund recorded in the first quarter of fiscal 2002. The Company said excluding the cash tax refund from the first quarter of fiscal 2002, assuming an estimated tax rate of approximately 40 percent for both fiscal years, and including an estimated reduction of two cents per diluted share related to costs associated with its business combination with Boise, it would have reported an improvement of approximately $10.9 million, with net income of nearly $4.3 million, or three cents per diluted share. This would compare to a net loss of approximately $6.6 million, or five cents per share, for the same period last year.

UPDATE ON BUSINESS COMBINATION WITH BOISE CASCADE CORPORATION
On Nov. 6, OfficeMax announced that a special meeting of its shareholders will be held on Dec. 9, 2003, at 10 a.m. ET, to vote on a proposal concerning the previously announced merger with Boise. OfficeMax also announced that the registration statement on Form S-4 has been declared effective and contains the joint proxy statement that is being mailed to OfficeMax shareholders in connection with its Dec. 9 special meeting. If shareholders of both OfficeMax and Boise approve the transaction, then the companies expect to close the transaction after the vote on Dec. 9.

ABOUT OFFICEMAX
OfficeMax serves its customers through nearly 1,000 superstores, e-commerce Web sites and direct-mail catalogs. The Company has operations in the United States, Canada, Puerto Rico, the U.S. Virgin Islands and Mexico. In addition to offering office products, business machines and related items, OfficeMax superstores feature CopyMax and FurnitureMax, store-within-a-store modules devoted exclusively to "print-for-pay" services and office furniture. The Company also reaches customers in the United States with an offering of over 40,000 items through its award winning e-commerce site, OfficeMax.com, its direct-mail catalogs and its outside sales force, all of which are serviced by its three PowerMax distribution facilities, 17 delivery centers and two national customer call and contact centers.

Note: Statements in this news release, other than those concerning historical information (including information incorporated by reference), contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Any information in this news release that is not historical information is a forward-looking statement which may be identified by the use of language such as "may," "will," "should," "expects," "plans," "anticipates," "estimates," "believes," "thinks," "continues," "indicates," "outlook," "looks," "goals," "initiatives," "projects," or similar expressions. These statements are likely to address the Company's growth strategy, future financial performance (including sales, gross margin and earnings), strategic initiatives (including the Company's proposed combination with Boise Cascade Corporation), marketing and expansion plans, and the impact of operating initiatives. The forward-looking statements, which speak only as of the date the statement was made, are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those stated, projected or implied in the forward-looking statements. These risks and uncertainties include those described in Exhibit 99.1 of the Company's Annual Report on Form 10-K for the fiscal year ended January 25, 2003, and in other reports and exhibits to those reports filed with the Securities and Exchange Commission. You are strongly urged to review such filings for a more detailed discussion of such risks and uncertainties. The Company's filings with the Securities and Exchange Commission are available at no charge at www.sec.gov and www.freeEDGAR.com, as well as on a number of other web sites including OfficeMax.com, under the investor information section. These risks and uncertainties also include the following: risks associated with general economic conditions (including the effects of the continuing hostilities in Iraq and Afghanistan, additional terrorist attacks and hostilities, decline in the stock market, currency devaluation, slower than anticipated economic recovery and declining employment rate or other changes in our customers' business environments, including an increase in bankruptcy filings); increasing competition that includes office supply superstores, wholesale clubs, contract stationers, computer and electronics superstore retailers, Internet merchandisers and mass merchandisers, as well as grocery and drug store chains; the result of continuing FAS 142 assessments; the impact of the adoption of EITF 02-16 and FIN 46 along with other new accounting pronouncements; and the risk that the Company's proposed combination with Boise Cascade Corporation is not consummated due to the failure to obtain required shareholder approvals or other unforeseen reasons. The foregoing list of important factors is not exclusive. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

                                      # # #

(Financial tables follow)

PAGE 3 OF 6
OFFICEMAX, INC.
3Q03 OPERATING RESULTS
NOV. 13, 2003


                                 OFFICEMAX, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)

                                           13 WEEKS ENDED              39 WEEKS ENDED
                                      -------------------------   -------------------------
                                             (Unaudited)                 (Unaudited)
                                        OCT. 25,      Oct. 26,      OCT. 25,      Oct. 26,
                                          2003          2002          2003          2002
                                      -----------   -----------   -----------   -----------
Sales .............................   $ 1,286,223   $ 1,255,606   $ 3,558,739   $ 3,440,029

Cost of merchandise sold, including
  buying and occupancy costs ......       943,473       937,942     2,647,098     2,576,054
                                      -----------   -----------   -----------   -----------
Gross profit ......................       342,750       317,664       911,641       863,975
Store operating and selling
expenses..........................        282,057       265,963       800,407       766,263
General and administrative expenses        34,520        32,859        99,668       102,041
                                      -----------   -----------   -----------   -----------
Total operating expenses ..........       316,577       298,822       900,075       868,304
                                      -----------   -----------   -----------   -----------
Operating income (loss) ...........        26,173        18,842        11,566        (4,329)

Interest expense and other, net ...         1,028         1,280         2,443         4,746
                                      -----------   -----------   -----------   -----------
Income (loss) before income taxes
  and minority interest ...........        25,145        17,562         9,123        (9,075)

Income tax benefit ................          --            --            --         (57,500)
Minority interest .................         1,079         1,050         1,980         1,757
                                      -----------   -----------   -----------   -----------
Net income ........................   $    24,066   $    16,512   $     7,143   $    46,668
                                      ===========   ===========   ===========   ===========

EARNINGS PER COMMON SHARE:
 Basic ............................   $      0.19   $      0.13   $      0.06   $      0.38
 Diluted ..........................   $      0.18   $      0.13   $      0.06   $      0.37
                                      ===========   ===========   ===========   ===========

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING:
 Basic ............................       127,961       124,011       126,138       123,723
 Diluted ..........................       132,647       124,790       128,493       124,867
                                      ===========   ===========   ===========   ===========

PAGE 4 OF 6
OFFICEMAX, INC.
3Q03 OPERATING RESULTS
NOV. 13, 2003


                                 OFFICEMAX, INC.
                              BUSINESS SEGMENT DATA
                      (In thousands, except per share data)

                                                                13 WEEKS ENDED              39 WEEKS ENDED
                                                                  (Unaudited)                 (Unaudited)
                                                              OCT. 25,      Oct. 26,     OCT. 25,      Oct. 26,
                                                                  2003          2002          2003          2002
                                                           -----------   -----------   -----------   -----------
DOMESTIC BUSINESS SEGMENT
Sales ..................................................   $ 1,243,962   $ 1,213,243   $ 3,451,721   $ 3,323,434
Cost of merchandise sold, including
 buying and occupancy costs ............................       911,637       905,881     2,567,394     2,486,487
                                                           -----------   -----------   -----------   -----------
Gross profit ...........................................       332,325       307,362       884,327       836,947
Operating income (loss) ................................        24,030        16,835         8,153        (7,470)
Net income .............................................   $    22,945   $    15,419   $     5,083   $    44,840
                                                           ===========   ===========   ===========   ===========


INTERNATIONAL BUSINESS SEGMENT

Sales ..................................................   $    42,261   $    42,363   $   107,018   $   116,595
Cost of merchandise sold, including
 buying and occupancy costs ............................        31,836        32,061        79,704        89,567
                                                           -----------   -----------   -----------   -----------
Gross profit ...........................................        10,425        10,302        27,314        27,028
Operating income .......................................         2,143         2,007         3,413         3,141
Net income .............................................   $     1,121   $     1,093   $     2,060   $     1,828
                                                           ===========   ===========   ===========   ===========

EARNINGS PER DILUTED SHARE:

  Domestic Business Segment ............................   $      0.17   $      0.12   $      0.04   $      0.36

  International Business Segment .......................   $      0.01   $      0.01   $      0.02   $      0.01


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PAGE 5 OF 6
OFFICEMAX, INC.
3Q03 OPERATING RESULTS
NOV. 13, 2003


                                 OFFICEMAX, INC.
                          CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                        OCT. 25,       JAN. 25,
                                                          2003           2003
                                                       --------------------------
ASSETS                                                 (Unaudited)
Current assets:
  Cash and equivalents                                 $   143,346    $   137,143
  Accounts receivable, net of allowances
   of $1,020 and $1,073, respectively                      114,693         90,339
  Merchandise inventories                                  936,313        927,679
  Other current assets                                      34,448         27,585
                                                       -----------    -----------
  Total current assets                                   1,228,800      1,182,746

Property and equipment:
  Buildings and land                                        36,271         36,133
  Leasehold improvements                                   219,247        183,547
  Furniture, fixtures and equipment                        669,485        645,466
                                                       -----------    -----------
  Total property and equipment                             925,003        865,146
  Less: Accumulated depreciation                          (628,786)      (567,709)
                                                       -----------    -----------
   Property and equipment, net                             296,217        297,437

Other assets and deferred charges                           15,316         14,763
Goodwill, net of accumulated amortization of $89,757       290,495        290,495
                                                       -----------    -----------
                                                       $ 1,830,828    $ 1,785,441
                                                       ===========    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable - trade                             $   502,632    $   437,884
  Accrued expenses and other liabilities                   196,725        227,022
  Accrued salaries and related expenses                     47,336         60,190
  Taxes other than income taxes                             89,864         79,781
  Redeemable preferred shares - Series B                      --           21,750
  Mortgage loan, current portion                               133            128
                                                       -----------    -----------
  Total current liabilities                                836,690        826,755
Mortgage loan                                                1,281          1,390
Other long-term liabilities                                152,673        157,587
                                                       -----------    -----------
  Total liabilities                                        990,644        985,732
                                                       -----------    -----------

Minority interest                                           20,047         19,264

Shareholders' equity:
  Common shares                                            869,405        887,556
  Deferred stock compensation                                 (191)          (153)
  Cumulative translation adjustment                         (3,716)        (2,457)
  Retained deficit                                          (6,722)       (13,865)
  Less: Treasury stock at cost                             (38,639)       (90,636)
                                                       -----------    -----------
  Total shareholders' equity                               820,137        780,445
                                                       -----------    -----------
                                                       $ 1,830,828    $ 1,785,441
                                                       ===========    ===========


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PAGE 6 OF 6
OFFICEMAX, INC.
3Q03 OPERATING RESULTS
NOV. 13, 2003

OfficeMax's accompanying news release includes non-GAAP earnings per share results for the Company's third quarter and 39-weeks ended Oct. 25, 2003 and the comparative periods from fiscal 2002. For the third quarter and 39-weeks, the results include the effect of a normalized tax provision excluding a change in the Company's valuation allowance for deferred tax assets. This information is included to provide operating results on a more comparable basis to OfficeMax's historical operating results, its industry peers and estimates projected by securities analysts. Below is a reconciliation of the Company's GAAP earnings per share results to the non-GAAP measures presented in the release:

(In thousands, except per share data)      13 Weeks Ended                          39 Weeks Ended
                               ----------------------------------------- ------------------------------------------
                                (Unaudited)          (Unaudited)          (Unaudited)         (Unaudited)
                               Oct. 25, 2003   EPS  Oct. 26, 2002   EPS  Oct. 25, 2003   EPS  Oct. 26, 2002   EPS
                               -------------  ----- -------------  ----- -------------  ----- -------------  ------
GAAP net income                   $ 24,066    $0.18    $ 16,512    $0.13    $  7,143    $0.06    $ 46,668    $0.37

Income tax benefit                    --       --          --       --          --       --       (57,500)   (0.46)
Estimated tax benefit (expense)     (9,506)   (0.07)     (6,522)   (0.05)     (2,821)   (0.03)      4,279     0.04
                                  --------    -----    --------    -----    --------    -----    --------    ------
Non-GAAP net income (loss)        $ 14,560    $0.11    $  9,990    $0.08    $  4,322    $0.03    $ (6,553)   $(0.05)
                                  ========    =====    ========    =====    ========    =====    ========    ======

Weighted average number of
  common shares outstanding        132,647              124,790              128,493              124,867